EXHIBIT 10.3

FORM OF RESTRICTED STOCK UNIT AGREEMENT
UNDER THE TIPTREE INC. 2017 OMNIBUS INCENTIVE PLAN
(ANNUAL VESTING)

Name of Participant:	[●]
Number of Restricted Stock Units (“RSUs”):	[●]
Grant Date	[DATE]

This Restricted Stock Unit Agreement (this “Agreement”) is between Tiptree Inc., a Maryland corporation (the “Company”), and the Participant named above.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.Award of Restricted Stock Units. On the Grant Date, the Company grants to the Participant RSUs, on the terms and conditions hereinafter set forth and in accordance with the terms of the Tiptree Inc. 2017 Omnibus Incentive Plan (the “Plan”), for that number of shares of the Company’s Class A Common Stock, par value $0.001 per share (“Shares”) indicated above.
2.    Vesting. Subject to the terms and conditions of this Agreement, the RSUs shall become vested with respect to one-third (1/3rd) of the RSUs on each of the first, second and third anniversaries of the Grant Date (each such anniversary, a “Vesting Date”), subject to the Participant’s continued service with the Company on each Vesting Date.
For purposes of this Agreement, service with the Company means the Participant’s continued service as an employee of, or officer or other service provider with, the Company, any parent or subsidiary of the Company or any other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including Tricadia Holdings, L.P. The Participant’s service with the Company shall not be deemed to have terminated if the Participant’s takes any military leave, sick leave, or other bona fide leave of absence approved by the Company regardless of whether pay is suspended during such leave.

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3.    Issuance of Shares. The Company shall issue to the Participant on or before March 15th of the year in which the Vesting Date occurs, a number of Shares equal to the number of RSUs vesting on such date. Such Shares may be delivered to the Participant either by book-entry registration or in the form of a certificate or certificates, registered in the Participant’s name or in the names of the Participant’s legal representatives, beneficiaries or heirs, as applicable. The Participant shall have no further rights with regard to the RSUs once the underlying Shares have been delivered to the Participant.
4.    Effect of Termination of Employment.
(a)    Except as provided in Section 4(b), the Participant’s rights to RSUs that are not vested shall be immediately and irrevocably forfeited upon a termination of the Participant’s service with the Company, including the right to receive dividend equivalents as provided in Section 7(b) of this Agreement.
(b)    Notwithstanding the foregoing, in the event that a termination of the Participant’s service with the Company occurs:
(i)    due to the Participant’s death or by the Company due to the Participant’s Disability (as defined below), any unvested RSUs shall become vested, and the date of the termination of the Participant’s service under such circumstances shall be the “Vesting Date” for purposes of this Agreement; or
(ii)    due to a termination of the Participant’s service by the Company without Cause (as defined below), any unvested RSUs shall remain outstanding and shall vest on each Vesting Date in accordance with Section 2; provided, however, that all unvested RSUs shall be forfeited in the event that the Participant’s engages in Competition (as defined below).
(c)    “Cause” shall mean any one of the following (i) any event constituting “Cause” as defined in any employment agreement or similar agreement, if any, then in effect between the Participant’s and the Company or any of its Affiliates, (ii) the Participant’s engagement in misconduct which is materially injurious to the Company or any of its Affiliates, (iii) the Participant’s failure to substantially perform his duties to the Company or any of its Affiliates (iv) the Participant’s repeated dishonesty in the performance of his duties to the Company or any of its Affiliates, (v) the Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least 30 days or (vi) the Participant’s material breach of any confidentiality or non-competition covenant entered into between the Participant’s and the Company or any of its Affiliates.

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(d)    “Competition” shall mean the Participant’s engaging in, participating in, carrying on, owning, or managing, directly or indirectly, either for himself or as a partner, stockholder, officer, director, employee, agent, independent contractor, representative, co-venturer, or consultant (whether compensated or not) of/with any person, partnership, corporation, or other enterprise that is a Competitive Business.
(e)    “Competitive Business” shall mean (i) an asset management business of similar size and scope as the Company (a “Competitor”); provided that an asset management business shall be excluded from the definition of Competitor if (A) the average assets under management of that business over the three (3) years prior to the Date of Termination is equal to or exceeds the greater of (x) $5.0 billion and (y) 120% of the assets under management of, and assets owned by, the Company on the date of the termination of the Participant’s service with the Company, and (B) that such entity has reported EBITDA (or other similar measure) equal to or exceeding 120% of Adjusted EBITDA as publicly reported by the Company in each case as most recently reported prior to the date of the termination of the Participant’s service with the Company; or (ii) a business of similar size and scope as, and providing similar products or services to, any subsidiary of the Company, including, if applicable, an asset management subsidiary, which represents more than 20% of the Adjusted EBITDA as publicly reported by the Company, but only if such subsidiary is not being treated as a discontinued operation under GAAP or in the process of being sold or otherwise wound down as of the date of the termination of the Participant’s service with the Company (a “Material Subsidiary Competitor”); provided, however, that the foregoing shall not prohibit the Participant’s from (i) after the termination of the Participant’s service with the Company, performing services for an entity that is engaged in a Competitive Business, so long as the Participant’s is not providing services in a material way for that part of the business that is engaged a Competitive Business and that part of the business that constitutes a Competitive Business does not represent 20% or more of the earnings of such entity; or (ii) being a passive owner of not more than 2% of the outstanding stock of any class of a corporation or other business entity which is publicly traded.
(f)    “Disability” shall have the meaning as defined under the Company’s long-term disability plan or policy that covers the Participant’s, or, in the event that the Company has no long-term disability plan or policy covering the Participant’s, “Disability” shall have the same meaning as defined under Section 409A of the Code.
5.    Effect of a Change in Control. In the event of a Change in Control, all unvested RSUs that have not been previously forfeited shall immediately vest and the Company shall issue to the Participant on the effective date of the Change in Control a number of Shares equal to the number of RSUs vesting on such date.
6.    Transfer Restrictions.

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(a)    Notwithstanding anything to the contrary in this Agreement, the RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the RSUs vest.
(b)    No transfer by will or the applicable laws of descent and distribution of any Shares which are issuable to the Participant upon settlement of the RSUs by reason of the Participant’s death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the shall or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
7.    Distributions and Adjustments.
(a)    If there is any change in the number or character of the Shares of the Company without additional consideration paid to the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise), other than a dividend in which the RSU is credited with dividend equivalent rights pursuant to Section 7(b) below, the Committee administering the Plan shall, in such manner and to such extent (if any) as it deems appropriate and equitable, adjust the number of RSUs subject to this Agreement accordingly, in its sole discretion. Any fractional RSU resulting from an adjustment under this Section 7(a) shall be rounded down to the nearest whole unit.
(b)    RSUs shall be credited with dividend equivalents at such times as dividends, whether in the form of cash, Shares, or other property are paid with respect to the Shares. Subject to applicable withholding requirements, any such dividend equivalents shall be paid on the dividend payment date to the Participant as if each RSU held by the Participant were an outstanding Share, provided that the Participant’s is then providing services to the Company.
8.    Taxes.
(a)    The Participant acknowledge that the Participant shall consult with the Participant’s own tax advisor regarding the federal, state and local tax consequences of the grant of the RSUs, payment of dividend equivalents on the RSUs, the vesting of the RSUs and issuance of Shares to the Participant in settlement of the RSUs and any other matters related to this Agreement. The Participant is relying solely on the Participant’s advisors and not on any statements or representations of the Company or any of its agents. The Participant understand that the Participant is solely responsible for the Participant’s own tax liability that may arise as a result of this grant or any other matters related to this Agreement.

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(b)    In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all income and payroll taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant at the minimum required withholding rate.
(c)    In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, the Participant may elect to satisfy any applicable tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the RSUs (including property attributable to the RSUs described in Section 7(b) above) by:
(i)    delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company),
(ii)    having the Company withhold a portion of the Shares to be issued to the Participant in settlement of the RSUs having a Fair Market Value equal to the minimum tax withholding amount for such taxes, or
(iii)    delivering to the Company Shares having a Fair Market Value equal to the minimum tax withholding amount for such taxes. The Company shall not deliver any fractional Share but shall pay, in lieu thereof, the Fair Market Value of such fractional Share. The Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.
9.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon the Participant upon request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    No Right to Continued Service. Nothing in this Agreement or the Plan shall be construed as giving the Participant’s the right to be retained as an employee, officer or other service provider to the Company. In addition, Company may at any time dismiss the Participant’s from service free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

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(c)    Securities Matters. The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(f)    Section 409A. The RSUs granted hereunder are intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with that intention. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of this Agreement contravenes Section 409A or could cause the Participant to incur any tax, interest or penalties under Section 409A, the Board or the Committee, as applicable, may, in its sole discretion, and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, and/or (ii) maintain to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 9(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs or Shares distributed hereunder shall not be subject to taxes, interest and penalties under Section 409A.
(g)    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Shares issuable upon the vesting of an RSU until the date that the Shares are issued to the Participant.
(h)    Clawback. If the Company’s fiscal year end financials are restated and it is found that the Participant’s misconduct led to the restatement, any unvested RSUs granted hereunder may be forfeited and Shares received by the Participant upon settlement of an RSU or proceeds received by the Participant upon the sale of Shares received upon settlement of an RSU may be recovered in an amount determined by the Committee and to the maximum extent required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(i)    Nature of Payments. This Agreement is in consideration of services performed or to be performed for the Company or any subsidiary, division or business unit of the

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Company. Any income or gain realized pursuant to this Agreement shall constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable subsidiary.
(j)    Governing Law. The internal law, and not the law of conflicts, of the State of Maryland shall govern all questions concerning the validity, construction and effect of this Agreement.
(k)    Notices. The Participant shall send all written notices regarding this Agreement or the Plan to the Company at the following address:
Tiptree Inc.
780 Third Avenue
21st Floor
New York, New York 10017
Attn:    General Counsel
Email: legal@tiptreeinc.com
(l)    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
**Signature Page Follows**

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IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.
TIPTREE INC.

By:
Name:
Title:
ACKNOWLEDGED AND AGREED
By:
Name:
Dated:

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